Exhibit 6.237

[redacted]

NEW CONSTRUCTION PURCHASE AND SALE AGREEMENT

GeorgiaREALTORS®

Offer Date: May 5, 2023

2023 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The buyer(s) listed below ("Buyer") agree to buy and the seller(s) listed below ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** MLS Number: 511735 Tax Parcel I.D. Number: 079-0-284-00-0
   b. **Legal Description of Property:**
   Address: 882 Goodale Drive
   City Augusta, County Richmond, Georgia, Zip Code 30909
   Lot: 47, Block: X, Unit: N/A, Phase/Section: 15,
   of Hayne's Station Subdivision, as recorded in Plat Book 17, Page 156,
   et. seq., of such county's records. Unless a legal description of the Property is attached hereto as an exhibit, the legal description of the Property is the same as is recorded in the land records of the county in which the Property is located.

2. **Community Association.** The Property [X] **is OR** [ ] is not a part of a mandatory membership community association(s).

3. **Purchase Price of Property to be Paid by Buyer.**
$ 297,900.00

4. **Closing Costs.**
Seller's Contribution at Closing:
$ 1,995.00

5. **Closing Date and Possession.**
   a. **Closing Date:** May 26, 2023
   b. **Possession on Closing Date unless stipulated otherwise.**

6. **Closing Law Firm**
Wright McLeod Attorneys at Law
Phone Number: (706)210-8040

7. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.)
N/A

8. **Earnest Money.** Earnest Money shall be paid by [ ] check [ ] ACH [ ] cash or [ ] wire transfer of immediately available funds as follows:
[ ] a. $ ________ as of the Offer Date.
[ ] b. $ ________ within ____ days from the Binding Agreement Date.
[X] c. N/A.

9. **Construction Deposit.** Buyer has paid Seller a construction deposit of $ 5,000.00.

10. **Decorative Selections.** Decorative Selections must be made by Buyer by the following date: N/A.

11. **Home Warranty.** Seller shall provide Buyer with: [ ] no construction warranty; [ ] the warranty attached as an exhibit to this Agreement; **OR** [X] the warranty described in Home Warranty paragraph of this Agreement.

12. **Dispute Resolution.** Arbitration company to resolve disputes: Mutually Acceptable Licensed Arbitrator.

13. **Disclosures.**
   a. Buyer [X] has OR [ ] has not received a copy of the GAR brochure entitled "Protect Yourself When Buying Real Property" (GAR CB13).
   b. Buyer [X] has OR [ ] has not received a copy of the GAR brochure entitled "Protect Yourself When Buying a Home to be Constructed" (GAR CB22).
   c. **Water Source Disclosure:** Seller warrants that the main dwelling on the Property is served by:
   [ ] Private Water System [X] Public Water [ ] Well
   d. **Disposal System:** Seller warrants that the main dwelling on the Property is or will by the closing served by:
   [X] Public Sewer [ ] Septic System Designed to Serve a Dwelling with ____ bedrooms, or [ ] Private Community Sewer System
   e. **Other Utilities:** Seller warrants that the main dwelling on the Property is or will by the Closing be served by other utilities as follows: [X] Electric; [ ] Gas; [ ] Cable Television; [ ] Telephone; [ ] Other ________

f. **Required Agricultural Disclosure:** The Property ☐ is OR ☒ is not within, partially within, or adjacent to any property zoned or identified on an approved county land use plan as agricultural or forestry use. If the Property is within, partially within or adjacent to any property zoned or identified on an approved county land use plan or forestry use, the following disclosure is made. It is the policy of this state and this community to conserve, protect, and encourage the development and improvement of farm and forestland for the production of food, fiber, and other products, and also for its natural and environmental value. This notice is to inform prospective property owners or other persons or entities leasing or acquiring an interest in real property that the property in which they are about to acquire an interest lies within, partially within, or adjacent to an area zoned, used, or identified for farm and forest activities and that farm and forest activities occur in the area. Such farm and forest activities may include intensive operations that cause discomfort and inconveniences that involve, but are not limited to, noises, odors, fumes, dust, smoke, insects, operations of machinery during any 24 hour period, storage and disposal of manure, and the application by spraying or otherwise of chemical fertilizers, soil amendments, herbicides, and pesticides. One or more of these inconveniences may occur as the result of farm or forest activities which are in conformance with existing laws and regulations and accepted customs and standards.

14. Brokerage Relationships in this Transaction.

a. **Buyer's Broker is** [redacted] is:

☒ representing Bu[redacted]
☐ working with Buyer as a customer.
☐ acting as a dual agent representing both Buyer & Seller.
☐ acting as a designated agent where ____________________
____________________ has been assigned to exclusively represent Buyer.

☐ working with Seller as a customer.
☐ acting as a dual agent representing both Buyer & Seller.
☐ acting as a designated agent where ____________________
____________________ has been assigned to exclusively represent Seller.

c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows:
Refer to Bill Beazley Homes Addendum Paragraph #15

15. Time Limit of Offer. The Offer set forth herein expires at 5:00 o'clock p .m. on the date May 9, 2023 .

16. Right to Inspect Property. Any professional home inspector engaged by Buyer must (Select all that apply. Any box not checked shall not be part of this Agreement):

a. ☒ be an approved ICC Residential Combination Inspector;
b. ☒ have g[redacted]
c. ☒ have p[redacted]laim.

Buyer(s) Initials [redacted]

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. Purchase and Sale.
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements do not encroach; (3) declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy since such a policy affords Buyer greater coverage.
2. Community Association. Most community association legal documents contain significant restrictions on the use of the Property and on the common property available for use by the community as a whole. Buyer is encouraged to obtain and review the community association legal documents to ensure that Buyer is familiar with the same and that such restrictions are acceptable to Buyer.
3. Purchase Price of Property to be Paid by Buyer. The Purchase Price shall be paid in U.S. Dollars at closing by wire transfer of immediately available funds, or such other form of payment acceptable to the closing attorney.
4. Closing Costs.
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction, including without limitation, any commission obligations of Buyer. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller. The Seller shall pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents; (2) for Seller not attending the closing in person; and (3) payoff and proceeds handling and delivery.

b. **Items Paid By Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; (3) all other costs, fees and charges to close this transaction, except as otherwise provided herein; and (4) all other title fees and post-closing fees.

c. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

5. **Closing Date and Possession.**

a. **Closing:** Closing shall be on the date agreed.

b. **Possession:** Possession of the Property shall be transferred at the Closing.

c. **Extending the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding of the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (including in transactions where the financing contingency has expired) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.

d. **Completion of Construction and Certificate of Occupancy:** Seller shall complete the construction of the improvements on the Property in substantial accordance with the New Construction Exhibit attached hereto as an exhibit (F231). The construction of the improvements on the Property shall be deemed to be complete when Seller has substantially constructed all of the improvements shown on the Plans and Specifications and a permanent certificate of occupancy has been issued on the Property by the appropriate local governmental authority.

e. **Keys and Openers:** At closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

6. **Closing Law Firm.** Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing. In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer in preparing the Closing documents, attempting to clear title of the Property to the satisfaction of the title insurance company, conducting the Closing, disbursing funds according to the settlement statement signed by the parties and closing attorney, timely recording deeds and issuing an owner's title insurance policy. Other than those services specifically listed above, nothing herein shall obligate the closing attorney to perform other legal services, including, but not limited to, certifying or warranting title of the Property, for the Buyer, except pursuant to a separate engagement agreement signed by the closing attorney and the Buyer.

7. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

8. **Earnest Money.**

a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of unexpired any contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.

b. **Disbursement of Earnest Money When Held By Holder:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.

c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.

d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages (collectively, "Claims") arising out of the performance by Holder of its duties, including Claims caused, in whole or in part, by the negligence of the Holder; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

9. **Construction Deposit**. The Construction Deposit, if any, referenced herein shall be held and used by Seller to pay for the construction of the improvements on the Property and will not be kept in a trust / escrow account. Since the Construction Deposit will, in many cases, be used to either customize or upgrade the Property based upon Buyer's selections, it shall be retained by Seller in the event Buyer fails to close on the purchase of the Property (except if the failure of Buyer to close is due to the Seller's default). The total amount of the Construction Deposit shall be credited against the purchase price at closing.

10. **Decorative Selections**.

a. **Decorative Selections:** If there are decorative selections yet to be selected in the completion of the House, Buyer shall have the option to make those selections from available stock at Seller's normal sources of supply. Buyer understands that it is Buyer's responsibility to make all selections by the dates provided and further understands that if the selections have not been made by the agreed date, that Seller, at Seller's option, may make such missing selections for Buyer and same are hereby deemed agreed to and acceptable to Buyer.

b. **Change Orders:** Buyer agrees that any request for changes or alterations (hereinafter referred to as "Change Orders") to Property will be set forth in writing and delivered to Seller. Any requested change order must be in writing and signed by Buyer and Seller to be effective. No Broker, subcontractor, workman or materialmen has authority to agree on behalf of Seller to any change order. Buyer agrees that all change order requests must be presented to Seller so as to allow Seller adequate lead time to schedule the change orders into the normal building sequence. While Seller shall make a good faith effort to accommodate all Buyer requests for change orders, Seller shall have the right to refuse to make changes/alterations that are beyond the expertise of Seller or will interfere with Seller's ability to complete the Property as scheduled. Buyer agrees to pay Seller in advance of the performance of work necessitated by agreed change orders and further understands that there will be no refunds, under any circumstances, of payments made by Buyer for change orders.

c. The cost of change orders or upgrades may not necessarily result in an increase or a commensurate increase in the value of the Property.

11. **Home Warranty**. Except to the extent that Seller is providing no warranty or a different warranty as set forth elsewhere herein, Seller hereby warrants the improvements on the Property to be free of defects in labor and materials (excluding defects caused by the vandalism or the acts or omissions of Buyer and those under the control of Buyer after the closing) for a one (1) year period commencing from the date of closing. To be valid, the warranty claim must be filed with Seller before the end of the year period.

12. **Dispute Resolution**.

a. **Required State Law Disclosure Regarding Construction Defect Claims:** GEORGIA LAW O.C.G.A. § 8-2-38 CONTAINS IMPORTANT REQUIREMENTS THAT BUYER MUST FOLLOW BEFORE BUYER MAY FILE A LAWSUIT OR OTHER ACTION FOR DEFECTIVE CONSTRUCTION AGAINST THE CONTRACTOR (AS THAT TERM IS DEFINED IN THE LAW) WHO CONSTRUCTED THE HOME. NINETY DAYS BEFORE BUYER FILES LAWSUIT OR OTHER ACTION, BUYER MUST SERVE ON THE CONTRACTOR A WRITTEN NOTICE OF ANY CONSTRUCTION CONDITIONS BUYER ALLEGES ARE DEFECTIVE. UNDER THE LAW, A CONTRACTOR HAS THE OPPORTUNITY TO MAKE AN OFFER TO REPAIR OR PAY FOR THE DEFECTS OR BOTH. BUYER IS NOT OBLIGATED TO ACCEPT ANY OFFER MADE BY A CONTRACTOR. THERE ARE STRICT DEADLINES AND PROCEDURES UNDER STATE LAW, AND FAILURE TO FOLLOW THEM MAY AFFECT BUYER'S ABILITY TO FILE A LAWSUIT OR OTHER ACTION.

b. **Arbitration:** All claims arising out of or relating to this Agreement or the alleged acts or omissions of any or all the parties hereunder shall be resolved by arbitration in accordance with the Federal Arbitration Act 9 U.S.C. § 1 et. seq. and the rules and procedures of the arbitration company selected to administer the arbitration. Upon making or receiving a demand for arbitration (which shall only be made with respect to a construction defects claim after following the procedures described in O.C.G.A. § 8-2-38 has been followed), the parties shall either: (1) engage the arbitration company, if any, identified elsewhere herein to conduct the arbitration; or (2) if no such arbitration company has been selected, work together in good faith to select a mutually acceptable arbitration company with offices in Georgia to administer and conduct the arbitration. If the parties cannot mutually agree on an arbitration company, the company shall be selected as follows. Each party shall simultaneously exchange with the other party a list of three arbitration companies with offices in Georgia acceptable to that party to administer and conduct the arbitration. If there is only one (1) arbitration company that is common to both lists, that company shall administer and conduct the arbitration. If there is more than one arbitration company that is common to both lists, the parties shall mutually agree on which arbitration company shall be selected. If there is not initially a common arbitration company on the lists, the parties shall repeat the process by expanding their lists by two each time until there is a common name on the lists selected by the parties. The decision of the arbitrator shall be final and the arbitrator shall have authority to award attorneys' fees and allocate the costs of arbitration as part of any final award. All claims shall be brought by a party in his or her individual capacity and not as a plaintiff or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one person's claims, and may not otherwise preside over any form of a representative or class proceeding. Notwithstanding the provisions of this subparagraph, if Buyer is claiming under a warranty provided by Seller, the terms and procedures of that warranty shall first apply to the resolution of the claim.

13. **Disclosures:**

a. Any measurements of room dimensions shown on floor plans are approximations only and may vary from the actual conditions in the Property.
b. Items in model homes may not reflect the finishes of the improvements on the Property. Reference should be made to the Plans and Specifications to determine what will be included in the Property.
c. Since trees and landscaping existing on the Property prior to the commencement of construction thereon may be adversely affected or even killed by construction activities, Seller shall have no responsibility for the same.
d. Seller reserves the right to change the subdivision name, street name and numerical address of the Property.
e. Seller makes no representations or warranties regarding the size, type or price of future homes built either in the subdivision or on property which may be included in the subdivision in the future.
f. All work and materials to be performed or supplied under this Agreement shall be performed and supplied by Seller's own contractors, subcontractors, employees, agents, material men and suppliers. Buyer shall not have the right to have any work performed or supplies delivered to the Property nor move household goods into the Property prior to closing.
g. Portions of the Property may be in a flood hazard zone. Buyer shall acquire, at Buyer's expense, flood insurance if it is desired by Buyer or required by Buyer's mortgage lender.
h. Seller reserves the right to use photographs of the house and Property for marketing purposes both before and after the Closing.
i. The natural light available to and the view from the Property may change over time due to additional development and the growth, addition or removal of landscaping.
j. Sounds including, but not limited to, rushing water may be heard in plumbing and wastewater lines.
k. There may be variations in grain pattern and color in any wood cabinetry and other wood products.
l. Veins and colors of any marble, slate or other stone used in the Property may vary from piece to piece.
m. When excessive moisture or water accumulates indoors, mold growth can and will occur, particularly if the moisture problem remains unaddressed. There is no practical way to eliminate all molds or mold spores in an indoor environment. The key to controlling indoor mold growth is to control moisture. If Buyer discovers accumulation of water or moisture in, around or under the residential dwelling on the Property, Buyer should immediately seek to control the source of the water moisture. If mold develops, clean up the mold by washing off hard surfaces with detergent and water and completely dry the surface. There are also EPA approved products available in most hardware stores to remove mold. Depending upon the nature and extent of the mold infestation, trained professionals may be needed to assist in the remediation effort. Mold that is not properly and adequately removed may reappear.
n. Any hardwood flooring can be damaged or scratched as a result of normal wear and tear including moving chairs and other furniture, walking in high heels and allowing dogs and other animals with toenails to walk or run on the hardwood flooring.
o. The directions for all cleaning products should be carefully reviewed to determine if the product is safe on the type of wood, tile, metal, stone or other surface being cleaned.
p. Seller makes no representation as to the location of mailboxes, utility boxes, streetlights, fire hydrants or storm drains.
q. Carpets, paint and wood can fade and / or discolor over time depending on the exposure of these things to sunlight.
r. No representations are made regarding the public schools that currently or may in the future serve the Property, the zoning of any nearby properties, plans to develop or not develop other nearby properties, or plans to widen nearby roads.
s. Buyer acknowledges that ongoing construction activities may take place near the Property causing noise, odors, dust and construction debris from time to time.
t. If gate(s) and / or gatehouse(s) are provided in the community in which the Property is located, Buyer acknowledges that they are not intended to serve as a security system, will not necessarily prevent criminals from accessing the community and may be left open for long periods of time.

14. **Brokerage Relationships in this Transaction.**

a. **Agency Disclosure:** No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) **No Agency Relationship:** Buyer and Seller acknowledge that: a) if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party; and b) if the same brokerage firm is representing one party as a client and working with the other party as a customer, the Broker and all of Broker's affiliated licensees are representing the client.

(2) **Consent to Dual Agency:** If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. **Dual Agency Disclosure:** *[Applicable only if Broker is acting as a dual agent in this transaction].*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. **Designated Agency Disclosure:** If Broker in this transaction is acting as a designated agent, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

b. **Brokerage:** Unless otherwise specified herein, the real estate commissions owing to the Seller's Broker and Buyer's Broker, if any, are being paid pursuant to separate brokerage engagement agreements. Buyer and Seller agree that any commissions to be paid to Broker(s) shall be shown on the settlement statement and collected by closing attorney as a pre-condition to Buyer and Seller closing on the Property so long as the same is permitted by Buyer's mortgage lender, if any. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s). If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.

c. **Disclaimer:** Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

15. <u>Time Limit of Offer</u>. The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

16. <u>Right to Inspect Property</u>. Upon the prior written consent of Seller, which consent shall not be unreasonably withheld, and subject to the terms herein, Buyer and/or Buyer's representatives shall have the right to enter Property at Buyer's expense and at reasonable times (including immediately prior to closing) to thoroughly inspect, examine, test, appraise and survey Property. Upon the completion of the improvements on the Property, Seller shall cause all utility services and any pool, spa, and similar items to be operational so that Buyer may complete all inspections under this Agreement. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries, and damages arising out of or relating to the exercise of these rights. Buyer shall have the right to request that Seller repair and/or replace within a reasonable time prior to closing only defects in Property identified by Buyer's representative(s). The term "defects" shall mean any portion of or an item in Property which: (1) is a defect under the Residential Construction Performance Guidelines published by the National Association of Home Builders, a copy of which is incorporated herein by reference; (2) constitutes a non-grandfathered violation of applicable laws or governmental codes or regulations; (3) has not been completed or constructed in substantial accordance with the Plans and Specifications for Property; or (4) is a defect as that term is defined in any warranty provided by Seller. Seller agrees to correct any defects in a good and workmanlike manner prior to closing.

C. OTHER TERMS AND CONDITIONS

1. **Risk of Damage to Property.** Seller shall deliver Property clean and free of trash and debris at time of possession. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller does not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Binding Agreement Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Binding Agreement Date and a new certificate of occupancy (if required) is issued.

2. **Inspection.**
   a. **Private Inspectors:** If Buyer chooses to use a professional home inspector, engineer or consultant for inspections, the inspector must at the time of an inspection maintain all licenses required by law. At the beginning of the inspection, Buyer must provide Seller with proof the inspector meets the requirements of Inspector agreed to herein. Arrangements for a private inspection must be made at least three (3) days in advance of the actual inspection. If the inspector concludes that there are code violations, the inspector must provide a written list specifying the applicable code(s) and section(s) for each alleged violation. Any determination by the inspector that the construction contains defects shall be based upon the definition of defects set forth herein.
   b. **Duty to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer be solely responsible for becoming familiar with neighborhood conditions of concern to Buyer that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**

3. **Notices.**
   a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.
   b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).
   c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) even if it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

4. **Default.**
   a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.
   b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.
   c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to every broker involved in this the commission the broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.
   d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

5. **Treatment for Termites.** Not later than at closing, Seller shall cause a report to be provided to Buyer from a licensed Georgia Pest Control Operator certifying either that (a) the improvements on the Property have been treated for termites and other wood destroying organisms; or (b) a system to control termites and other wood destroying organisms has been installed to serve the improvements on the Property.

6. **Walk Through List.** Prior to Closing, Buyer and Seller (and/or their representative(s)) shall walk through the Property and execute a "Walk Through List" specifying any items that remain to be completed. Seller will make its best effort to complete all of the items specified in the agreed upon "Walk Through List" as soon as reasonably possible after closing. The fact that any repairs, touchups or adjustments are incomplete shall not constitute a valid reason for Buyer's refusal to close. Buyer further agrees that there shall be no withholding of any or all of Seller's proceeds at Closing for "Walk Through List" items. Seller shall not accept a "Walk Through List" of items to be completed until the official walk through is conducted with Seller's representative prior to Closing. Buyer acknowledges that the only criteria that will be used to compile the "Walk Through List" are items that remain incomplete or adjustments, touch-ups or repairs not rising to the level of a defect.

7. **Other Provisions.**
   a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.
   b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.
   c. **Delays:** Seller shall have no liability for any delays in construction caused by strikes, acts of God or nature, sewer or other governmental moratoriums or delays directly caused by Buyer's change orders and/or selection of materials. In the event of such delays, the closing date and the date to complete Seller's other obligations herein may be extended, in the sole discretion of Seller, by the number of days resulting from such delays; provided that, Seller shall notify Buyer of the cause of the delay and the new closing date within ten (10) days following the end of the month in which the delay occurs.
   d. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.
   e. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.
   f. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. This Agreement may not be assigned by Buyer except with the written agreement of Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.
   g. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.
   h. **FIRPTA Affidavit:** Unless Seller is a "foreign person", as that term is defined in Section 1445(f)(3) of the Internal Revenue Code, Seller shall deliver to the closing attorney at Closing a FIRPTA (Foreign Investment in Real Property Tax Act) Affidavit indicating that Seller is not a "foreign person". If Seller is a "foreign person", additional taxes may need to be withheld at Closing.
   i. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.
   j. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

k. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court or arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.

l. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

m. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

n. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
(1) Handwritten changes shall control over pre-printed or typed provisions;
(2) Exhibits shall control over the main body of the Agreement;
(3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
(4) Notwithstanding the above, any amendatory clause in an FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in a special stipulation, another exhibit or the main body of the Agreement.

o. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

p. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

q. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations and disclosures of Seller in this Agreement regarding the Property; (4) the section on condemnation; (5) the section on attorney's fees; (6) the obligations of the parties regarding ad valorem real property taxes; (7) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the closing; (8) any construction warranties set forth herein; and (9) any agreements and procedures relative to arbitration.

r. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.

s. **Time of Essence:** Time is of the essence of this Agreement.

t. **Warranties Transfer:** Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

8. **Definitions.**

a. **Banking Day:** A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date:** The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker:** In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and its affiliated licensees unless the context would indicate otherwise.

d. **Business Day:** A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Day:** For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.

f. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

g. **Use of Initials "N/A":** The use of the initials "N/A" or "N.A." in filling out a blank in this Agreement shall mean "not applicable".

9. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

10. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THEN THE SUM OF $100; AND**
b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

11. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- [ ] Back-up Agreement Contingency Exhibit (F604) "_______"
- [ ] Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "_______"
- [X] Community Association Disclosure Exhibit (F322) "D"
- [ ] Conventional Loan Contingency Exhibit (F404) "_______"
- [ ] FHA Loan Contingency Exhibit (F407) "_______"
- [ ] Legal Description Exhibit (F807 or other) "_______"
- [ ] Loan Assumption Exhibit (F416) "_______"
- [ ] New Construction Exhibit (F231) "_______"
- [ ] New Construction Plans and Specifications Exhibit (F234) "_______"
- [X] New Construction Seller Disclosures Exhibit (F313) "B"
- [X] No Financing Contingency Exhibit (F401) "H"
- [ ] Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- [X] Seller's Property Disclosure Statement (New Construction) Exhibit (F310) "C"
- [ ] Survey of Property as Exhibit "_______"
- [ ] USDA-RD Loan Contingency Exhibit (F413) "_______"
- [ ] VA Loan Contingency Exhibit (F410) "_______"
- [X] Other Bill Beazley Homes Addendum Exhibit "A"

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.

1. Berkshire Hathaway HomeServices Beazley, REALTORS® is the Listing Broker and abbreviated throughout the contract.

2. Exhibit "E" - 'Bill Beazley Homes Inspection', Exhibit "F" - 'Plat', and, Exhibit "G" - 'Nationwide Material Shortages', are hereby attached to and made part of this Agreement.

3. Seller shall install a 6' shadowbox privacy fence measuring 176' from the back corners of home to the rear property pins with one (1) single 4' gate at the front of home.

4. Seller shall install refrigerator #GE GSE25GYPFS.

5. Seller's incentive is hereby exhausted on closing costs and upgrades included in this Agreement.

6. There is no earnest money with this Agreement. Buyer to provide a $5,000 construction deposit payable to Bill Beazley Homes, Inc., by May 10, 2023. This construction deposit is refundable only at closing.

7. All other terms remain the same.

- [ ] **Additional Special Stipulations (F246) are attached.**

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

[redacted]

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name   Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

[redacted]

Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name   Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

[redacted]

Seller's Broker/Affiliated Licensee Contact Information

[redacted]

Exhibit "A"

BILL BEAZLEY HOMES, INC.
ADDENDUM – GEORGIA

All partie [redacted] e a part of the [redacted]
between [redacted], Buyer, a [redacted]
Seller, for the property located at Lot 47, Block X, Hayne's Station [redacted]
Richmond County, Georgia, and, if in conflict with the preceding agreement, shall control.

1. Buyer must be pre-qualified by a lending institution approved by Seller, unless adequate proof of funds is provided to Seller with the offer. Buyer must formally apply for loan and give proper authorization to Lender to allow Seller to obtain frequent updates on the status of the loan throughout the process to assure Buyer's ability to close on the above-referenced property. Failure to timely provide information needed by Lender to issue a loan commitment within thirty (30) days from the Binded Agreement date may cause the closing date to be extended. Should Buyer change their method of financing, Buyer agrees to notify Seller within one (1) business day by providing the proper documentation and amending the contract accordingly.

2. Buyer and Seller acknowledge that interest rates may fluctuate before the closing date. Accordingly, Buyer agrees that, notwithstanding any other provision to the contrary contained herein, a loan with an interest rate of not more than 3 percentage points (3%) higher than the interest rate set forth in any finance provision herein, shall be acceptable to Buyer if Buyer has ability to obtain such a loan.

3. Should Buyer's financing be contingent on selling their current home, Buyer agrees to immediately provide Seller with a copy of the contract with their offer and the contact information for the loan officer processing the loan for their contingent home, or proof of funds. Buyer understands that contingent home must be under contract prior to submitting an offer and agrees to provide Seller with the Closing Disclosure within one (1) business day of the closing of their contingent home. Receipt of this information by Bill Beazley Homes, Inc., does not in any way alter or modify Buyer's rights and obligations set forth in the *New Construction Purchase and Sale Agreement.* Failure to disclose information regarding contingencies may result in an additional construction deposit or termination of this agreement.

4. In reference to Section B, Item #5c, Seller hereby removes Sub-item (2). Any delays in closing caused by Buyer or their Lender will be assessed an extension fee of $50.00 per day. Buyer understands and acknowledges that there is a possibility of a shortage of materials and/or labor outside of Seller's control and agrees to allow and cooperate with Seller to substitute available alternative materials as needed and/or extend the closing date accordingly. Avoidable delays caused by Seller will be paid to Buyer at $50.00 per day.

5. All decisions regarding available selections must be made by N/A. If Buyer fails to timely make selections, or makes excessive/complex Change Order requests, the closing date will be extended accordingly until decisions are made at Buyer's expense at $50.00 per day. Buyer understands that there will be no changes to basic construction, electrical or plumbing after framing begins. Only Seller's trade contractors and suppliers will be used. Buyer agrees to submit any Change Order requests at the initial design appointment. One (1) additional Change Order may be made without incurring a fee. Each subsequent Change Order will incur a $250.00 fee to be paid for by Buyer prior to pricing. **Buyer must submit all Change Order requests in writing to the Design Studio.** There will be no Change Orders accepted after sheetrock installation. Buyer agrees that Bill Beazley Homes, Inc., will not be able to accommodate all Change Order requests. *INITIALS*

6. Buyer understands that payment for Change Orders is non-refundable and will be required prior to ordering and installation. Buyer understands that Change Orders require immediate payment and will not be added to the purchase price without Lender approval. If added to the purchase price, Buyer is solely responsible for paying any difference between the base price of home and the appraised value. Any payment for Change Orders that were subsequently added to the purchase price will be refunded to Buyer at closing so long as home appraises for the new purchase price. Buyer agrees to submit copies of all change orders to their Lender promptly, but no later than thirty (30) days prior to the closing date.

[redacted]

[redacted]A"

BILL BEAZLEY HOMES, INC.
ADDENDUM – GEORGIA

7. Any allowance provided by Seller in the contract for closing costs, Change Order upgrades, etc., must be used by the stated deadlines. Buyer cannot be paid for any items deleted from the construction of the home. Any deletions must be done on a Change Order and may only be used to offset the balance due for Change Orders or applied towards closing costs. Buyer understands that no monies can be paid directly to Buyer. The amount of closing costs, etc., that Bill Beazley Homes, Inc., agrees to pay does not include the cost of a survey. Should Buyer desire a survey, it will be Buyer's responsibility to order and pay for survey.

8. All fence pricing is based on the industry standard of tying in to any existing fences, unless otherwise stated in the contract.

9. Buyer understands and agrees that if the above-referenced home does not close for any reason other than Seller's inability to deliver marketable title or Buyer's inability to obtain financing within the contingency period, Buyer's Construction Deposit and/or Earnest Money Deposit (if applicable) shall be retained by Seller as liquidated damages.

10. Seller provides a 1-year workmanship warranty, 2-year systems warranty and 10-year structural warranty through *StrucSure Home Warranty.* Buyer understands that a copy of the *StrucSure Home Warranty Express Limited Warranty Coverage* booklet will be provided at closing. For the term of the Limited Warranty, all workmanship shall conform to *StrucSure* guidelines and the *National Association of Home Builders* publication, *Residential Construction Performance Guidelines for Professional Builders and Remodelers.* If an item is not covered in either, standard industry practice shall govern. Buyer and Seller both agree to arbitration through *StrucSure Home Warranty* for any disputes as specified in the contract and/or by applicable laws per Section B, Item#12b.

11. In reference to Section B, Item #16, Seller agrees to correct defects in a good and workmanlike manner as soon as practicably possible. All agreed upon repairs and replacements shall be performed to the standards set forth in #10 of this Addendum. Buyer understands that there is no access to the property during active construction activities unless accompanied by a representative of Bill Beazley Homes, Inc., by appointment only and all parties are wearing appropriate safety equipment.

12. Only the heated space of the home is insulated. Flat ceilings are insulated with 10" fiberglass insulation to give an R-Value of R-38. Angled ceilings are insulated with fiberglass insulation to give an R-Value of R-38. Exterior walls are insulated with 3½" fiberglass insulation to give a total wall R-Value of R-13.

13. There is a mandatory Homeowners Association with annual fees of approximately $_308.00_ and an Initiation Fee of approximately $_250.00_. Homeowners Association fees are to be prorated at closing. Buyer acknowledges that a copy of the subdivision's *Covenants and Restrictions* can be found on www.billbeazleyhomes.com.

14. Buyer agrees that the closing attorney will be Wright McLeod, Attorneys at Law, and the closing will take place at their office in Evans, Georgia.

15. [redacted]

BUYER DATE